As filed with the Securities and Exchange Commission on May 31, 2011

Registration No. 333-82774

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AML COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0130894
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1000 Avenida Acaso

Camarillo, California 93012

(805) 388-1345

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John W. Hohener

Secretary and Treasurer

2381 Morse Avenue

Irvine, California 92614

(949) 221-7100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Warren T. Lazarow, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

AML Communications, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to withdraw and remove from registration the unissued and unsold securities previously registered by the Registrant pursuant to its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 14, 2002 (Registration No. 333-82774) (the “Registration Statement”).

The Registrant hereby removes from registration all of the securities registered under the Registration Statement that remain unsold as of the date hereof. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 31, 2011.

AML COMMUNICATIONS, INC.

By:	/s/ James J. Peterson
James J. Peterson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Peterson James J. Peterson	President, Chief Executive Officer and Director	May 31, 2011

/s/ John W. Hohener John W. Hohener	Secretary, Treasurer and Director	May 31, 2011

/s/ David Hall David Hall	Director	May 31, 2011